UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

CHEMBIO DIAGNOSTICS, INC.

Nevada	001-355669	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd.

Hauppauge, NY 11788

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2023, Chembio Diagnostics, Inc. (“Chembio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Biosynex SA, a French société anonyme (“Biosynex”), and Project Merci Merger Sub, Inc., a Nevada corporation and wholly-owned indirect subsidiary of Biosynex (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Chembio, par value $0.01 per share, for $0.45 in cash without interest and less any applicable taxes required to be deducted or withheld in respect thereof (the “Transaction Consideration”). If the conditions to the Offer are satisfied and the Offer closes, Merger Sub would acquire any remaining Chembio shares by a merger of Merger Sub with and into Chembio (the “Merger”), with Chembio surviving the Merger as a wholly-owned indirect subsidiary of Biosynex. Upon completion of the Merger, Chembio’s common stock will cease to be traded on The Nasdaq Stock Market LLC.

The obligation of Merger Sub to consummate the Offer is subject to customary closing conditions, including (i) shares of Chembio stock representing at least a majority of the then-outstanding shares of Chembio stock having been validly tendered and not properly withdrawn, (ii) the absence of any law or order issued by a governmental authority of competent jurisdiction prohibiting the consummation of the Merger and (iii) other customary conditions set forth in Annex A of the Merger Agreement. Accordingly, no vote of Chembio stockholders will be required in connection with the Merger if Merger Sub consummates the Offer. The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 92A.133 of the Nevada Revised Statutes, which permits completion of a merger without a stockholder vote as soon as practicable following the successful consummation of an offer for all of the outstanding stock of a corporation that has a class of stock listed on a national securities exchange.

At the effective time of the Merger (the “Effective Time”), each share of Chembio stock issued and outstanding immediately prior to the Effective Time (including shares paid to a holder of a vested Chembio equity-based award) will be converted into the right to receive the Transaction Consideration.

The Offer and the withdrawal rights of Chembio’s stockholders will expire at 12:01 a.m. Eastern Time on the 21st business day after commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

At the Effective Time, each Chembio stock option that is then outstanding immediately prior to the Effective Time will automatically terminate for no consideration. At the Effective Time, each unvested Chembio restricted stock unit that is outstanding immediately prior to the Effective Time (including each unvested Chembio restricted stock unit that becomes vested at the Effective Time or at the acceptance time of the Offer) shall automatically be canceled and converted into the right to receive an amount of cash equal to the Transaction Consideration.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by Chembio’s Board of Directors, and the Board of Directors has resolved to recommend to the stockholders of Chembio to accept the Offer and tender their Chembio shares to Merger Sub pursuant to the Offer.

The Merger Agreement contains representations, warranties and covenants of Biosynex, Merger Sub and Chembio that are customary for a transaction of this nature, including among others, covenants regarding the conduct of their respective businesses during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and the use of reasonable best efforts to cause the conditions to such transactions to be satisfied.

Pursuant to the Merger Agreement, prior to the acceptance time of the Offer, Chembio is not permitted to solicit, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties or to participate in any discussions or negotiations with third parties with respect to any alternative transaction proposals. Notwithstanding this limitation, prior to the acceptance time of the Offer, subject to customary limitations and conditions, Chembio may provide information and participate in discussions or negotiations with any third party from whom Chembio receives an unsolicited alternative transaction proposal that Chembio’s Board of Directors determines in good faith constitutes or is reasonably likely to lead to a “superior proposal” (as defined in the Merger Agreement). In addition, upon termination of the Merger Agreement under specified circumstances, including, among others, the termination by Biosynex in the event Chembio’s Board of Directors withholds, modifies, or removes its recommendation of the Offer or by Chembio in order to accept a “superior offer,” Chembio must pay Biosynex a termination fee of $850,000 in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide security holders with information regarding its terms and is not intended to provide any factual information about Biosynex or Chembio. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Biosynex, Merger Sub or Chembio. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Biosynex’s or Chembio’s public disclosures.

Item 8.01	Other Events.

On January 31, 2023, Chembio issued a joint press release with Biosynex announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

This filing relates to a pending business combination between Biosynex and Chembio. The tender offer referenced in this filing has not yet commenced. This filing is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell shares of Chembio, nor is it a substitute for any tender offer materials that the parties will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Biosynex and its acquisition subsidiary will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, and Chembio will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Each of Biosynex and Chembio also plan to file other relevant documents with the SEC regarding the proposed transaction. CHEMBIO STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING DOCUMENTS, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CHEMBIO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents will be sent to all of Chembio’s stockholders at no expense to them. The tender offer materials and the Solicitation / Recommendation Statement will also be made available for free on the SEC’s website at www.sec.gov or from the information agent named in the tender offer materials. Copies of the documents filed with the SEC by Biosynex will be available free of charge under the News heading of Biosynex’s website at https://www.biosynex.com. Copies of the documents filed with the SEC by Chembio will be available free of charge under the SEC filings heading of the Investors section of Chembio’s website at https://chembio.com/investors.

Cautionary Statement Regarding Forward Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve inherent risks and uncertainties and you are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. These statements can otherwise be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this filing include, but are not limited to, statements related to Biosynex’s and Chembio’s plans, objectives, expectations and intentions with respect to the proposed transaction and the combined company, the anticipated timing of the proposed transaction, the conditions precedent to the closing of the proposed transaction and the potential impact the transaction will have on Chembio or Biosynex and other matters related to either or both of them. The forward-looking statements are based on assumptions regarding current plans and estimates of management of Biosynex and Chembio. Such management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this filing include, among others: changes in expectations as to the closing of the transaction including timing and changes in the method of financing the transaction; the satisfaction of the conditions precedent to the consummation of the proposed transaction (including a sufficient number of Chembio shares being validly tendered into the tender offer to meet the minimum condition); the risk of litigation and regulatory action related to the proposed transactions; expected synergies and cost savings are not achieved or achieved at a slower pace than expected; integration problems, delays or other related costs; retention of customers and suppliers; and unanticipated changes in laws, regulations, or other industry standards affecting the companies; and other risks and important factors contained and identified in Chembio’s filings with the SEC, including its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Chembio’s Annual Reports on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the SEC. Forward-looking statements reflect the analysis of management of Biosynex and Chembio as of the date of this filing. Neither Biosynex nor Chembio undertakes to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 31, 2023, by and among Biosynex SA, Project Merci Merger Sub, Inc. and Chembio Diagnostic, Inc.

99.1	Joint Press Release of Biosynex SA and Chembio Diagnostics, Inc., dated January 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Date: January 31, 2023	By:	/s/ Richard L. Eberly
	Name:	Richard L. Eberly
	Title:	Chief Executive Officer and President